EXHIBIT 99.1

SETTLEMENT AGREEMENT AND GENERAL, MUTUAL RELEASE

This Settlement Agreement and General, Mutual Release (“Agreement”) between Michael W. Klinger (“Klinger”) and EDCI Holdings, Inc., Entertainment Distribution Company, Inc., Entertainment Distribution Company, LLC, Entertainment Distribution Company (USA), LLC (hereinafter referred to collectively as the “EDC Companies”)  and Robert L. Chapman, Jr. (hereinafter referred to as “Chapman” individually and collectively, with the EDC Companies, as “the EDC Parties”) is made as of the date this Agreement is signed by Klinger and the EDC Parties (collectively referred to as the “Parties”).

WHEREAS, certain of the EDC Companies filed a complaint against Klinger, which is presently pending in the United States District Court, Southern District of New York, Case No. 1:09-cv-03880 BSJ-THK (the “New York Lawsuit”), and Klinger filed a complaint against the EDC Parties, which is presently pending in the United States District Court, Southern District of Indiana, Case No. 1:09-cv-00579 WTL-DML (the “Indiana Lawsuit”), and collectively referred to as the “Lawsuits”;

WHEREAS, Klinger denies the allegations in the New York Lawsuit and denies that he is liable to the EDC Parties thereto, and the EDC Parties deny the allegations in the Indiana Lawsuit and deny that they are liable to Klinger;

WHEREAS, Klinger and the EDC Parties have reached a full and final settlement of their disputes; and

WHEREAS, Klinger and the EDC Parties mutually desire to resolve all of their disputes.

NOW THEREFORE, in consideration of the foregoing, and of the promises and mutual covenants herein contained and execute comprehensive mutual releases of all claims, the EDC Parties and Klinger agree as follows:

1.
WITHDRAWAL OF NOTICES AND RESIGNATION – Klinger hereby withdraws his notice of good reason dated as of April 13, 2009.  The EDC Companies hereby withdraw their notice of termination of Klinger dated as of April 13, 2009.  Accordingly, the EDC Companies and Klinger acknowledge that Klinger remains an employee of the EDC Companies as of this date.  Klinger agrees to voluntarily resign, and the EDC Companies agree to accept such voluntary resignation, effective the business day following full execution of this Agreement.

2.
SETTLEMENT PAYMENT - In consideration for Klinger’s agreement to all of the terms, conditions and promises in this Agreement, the EDC Companies agree to: (i) Pay Klinger and his attorneys one-time, lump sum gross consideration of Three Hundred Ten Thousand Dollars and no cents ($310,000.00) (the “Settlement Payment”), payable in two checks (or via direct deposit) as follows: (i) one check made payable to Klinger based on a gross amount of Two Hundred Ten Thousand Dollars ($210,000.00), resulting in a net payment amount of One Hundred Forty-One Thousand, One Hundred Thirty- Four Dollars and Eighty Eight Cents ($141,134.88) after the withholdings and deductions for Klinger’s contributions toward life insurance for the periods between April 14, 2009 and December 17, 2009 as set forth on Exhibit A, in accordance with the Form W-4  provided by Klinger to the EDC Companies on December 2, 2009; (ii) a check in the amount of One Hundred Thousand ($100,000.00) made payable to DeLaney & DeLaney LLC, in accordance with the Form W-9 provided by DeLaney & DeLaney LLC to the EDC Companies on December 2, 2009, with issuance of a Form 1099 to DeLaney & DeLaney LLC.  The EDC Companies will make the withholdings and payments set forth on Exhibit A to the appropriate parties set forth on such Exhibit.  These sums (the “Settlement Payment”) are the sole financial component of the settlement among the Parties, including but not limited to costs and attorneys' fees incurred.  The EDC Companies agree to deliver the checks to Klinger’s attorneys (or via direct deposit) on December 16, 2009, following delivery to the EDC Companies’ attorneys of (a) this Agreement, executed with Klinger’s original signature and the date of execution, and (b) a Joint Stipulation of Dismissal With Prejudice for both Lawsuits, signed by Klinger’s attorney.

3.	BENEFITS COOPERATION

(a)
Klinger acknowledges receipt of written confirmation from Unum Life Insurance Company of America (“Unum”) of the reinstatement of Klinger to the group life insurance plan of the EDC Companies, retroactive to April 13, 2009, in the following amounts (the “Life Insurance Coverage”):

	EE LIFE	EX LIFE	EE AD&D	STD	LTD	RT LIFE
COVERAGE	175,000	75,000	250,000	2,500	20,833
PREMIUM	$45.50	$19.50	$7.50	$72.50	$66.67

Klinger also acknowledges receipt of the Portability and Conversion Applications from Unum (the “Roll Applications”).  The EDC Companies will provide to Klinger application forms with the Employer sections completed prior to execution of this Agreement.  The EDC Companies agree to reasonably cooperate with Klinger and Unum to permit Klinger to apply to port or convert his Life Insurance Coverage in accordance with the Roll Applications, provided that the EDC Companies shall not be required to incur any direct or indirect costs as a result; and

(b)
The EDC Companies will cooperate in making continuation coverage available to Klinger in accordance with the federal law known as COBRA (“COBRA”) based on a termination date in accordance with Paragraph 1 above, at Klinger’s sole cost, including the payment by Klinger of any and all back-premiums for the period between April 14, 2009 and the date of his COBRA election becoming effective.  Klinger acknowledges he is not entitled to any COBRA subsidy payments related to the American Recovery and Reinvestment Act (ARRA) of 2009).

4.	PUBLIC AND SEC FILINGS

(a)	The Parties agree that a Form 8-K and accompanying press release will be filed with the SEC within four (4) business days of the execution of this Agreement in the form attached as Exhibit B.

(b)
The EDC Companies agree that following the 8-K filing in accordance with 4(a) of this Agreement: (i) the EDC Companies will not make any future public filings or SEC filings mentioning Klinger and concerning any events related to Klinger’s involvement with the EDC Companies which occurred before the date of execution of this Agreement, and (ii) the EDC Companies will not re-file any previously filed materials mentioning Klinger in any way; except, in each case, unless reasonably required to do so by law or regulation, and if such disclosure is required, will make reasonable efforts to allow Klinger to review and provide input in a timely manner before making such a disclosure, provided that in no event will Klinger will have a veto over any content, however.

(c)	Chapman agrees not to directly or indirectly make any public filings or SEC filings mentioning Klinger in any way.

5.
TAX LIABILITY – Klinger agrees that he shall be liable for the payment of all federal and state taxes which may be due as the result of the consideration received in the described payment in paragraph 2 above, and that such payment is made for the settlement of disputed claims as set forth herein.  Klinger represents that he shall pay such taxes at the time and in the amount required by law.  In addition, Klinger agrees fully to defend, indemnify and hold the EDC Released Parties, harmless from any liability for payment of taxes, penalties, withholding obligations and interest that are required of him by any government agency at any time as the result of the payment of the consideration set forth herein.

6.
DISMISSAL OF LAWSUIT – Klinger represents that, other than the Lawsuits, he is not a party in any pending administrative charge, lawsuit, civil action or claim of any kind against the EDC Released Parties.  The EDC Parties represent that, other than the Lawsuits, the EDC Released Parties are not a party in any pending administrative charge, lawsuit, civil action or claim of any kind against Klinger. The EDC Companies agree to promptly dismiss the New York Lawsuit with prejudice, without costs, and waiving all rights of appeal, and further agrees to take all steps reasonably necessary to facilitate the dismissal with prejudice of the Lawsuit. Klinger agrees to promptly dismiss the Indiana Lawsuit with prejudice, without costs, and waiving all rights of appeal, and further agrees to take all steps reasonably necessary to facilitate the dismissal with prejudice of the Lawsuit.

7.
SUFFICIENCY OF CONSIDERATION – Klinger agrees that the Settlement Payment is good and valuable consideration for the general release and the other promises and terms in this Agreement and that it is in addition to anything of value to which he is already entitled.  Klinger understands and agrees that he is not eligible for or entitled to any payments, wages, bonuses, payments for accrued but unused vacation, benefits or other remuneration of any kind from the EDC Released Parties, except as provided in this Agreement.

8.
KLINGER RELEASE – Klinger and his immediate family members, heirs, executors, administrators, successors, assigns and agents, in each case to the extent that Klinger is able to exercise control over such entities (collectively the “Klinger Releasing Parties”) hereby release, hold harmless and forever discharge each of the EDC Parties and each of their respective direct or indirect divisions, affiliates, parents, subsidiaries, operating companies, and insurers, and the respective officers, directors, employees, agents and affiliates of each of those aforementioned entities in their individual and corporate capacities as applicable, and the predecessors, successors and assigns of all of the aforementioned parties (collectively, the “EDC Released Parties”), from any and all causes of action, lawsuits, proceedings, complaints, charges, debts, contracts, judgments, damages, claims, obligations or liabilities of any kind (including, without limitation, those set forth in the following sentence) against the EDC Released Parties, whether known or unknown, which the Klinger Releasing Parties ever had, now have or may have in the future (except as otherwise specifically stated in this Agreement), due to any matter whatsoever including, without limitation, relating to Klinger’s employment, any employment contract among Klinger and any of the EDC Released Parties, the resignation of Klinger’s employment from the EDC Released Parties, the termination of Klinger’s employment with the EDC Released Parties, any statements or communications previously made by any of the EDC Released Parties, and/or any compensation and/or benefits with or from the EDC Released Parties (collectively, the “Klinger Released Claims”).  The Klinger Released Claims include, but are not limited to: claims for compensation (including salary, wages, bonuses, benefits, severance or termination (whether by the EDC Companies or Klinger, with or without cause or good reason) or change of control payments and bonuses and any other incentive arrangements) allegedly due or owing; claims for unused, unpaid vacation; claims for unreimbursed business expenses; claims for attorneys’ or court fees; claims sounding in contract or implied contract; claims sounding in tort; claims arising under common law, civil law, equity, or federal, state, or local statutes or ordinances, including but not limited to: the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, the National Labor Relations Act, the Family and Medical Leave Act; the Age Discrimination in Employment Act, the Employee Retirement Income Security Act (“ERISA”), the Immigration Reform Control Act, the Americans with Disabilities Ac, the Occupational Safety and Health Act, the Indiana Wage Claim Statute and the Indiana Wage Payment Statute, state statutes governing the payment of wages, discrimination in the workplace, or any other statute or laws governing the employer-employee relationship; claims that any of the Released Parties violated any other federal, state or local statute, law, regulation or ordinance; any claim of unlawful discrimination of any kind; any public policy, contract, tort (including without limitation defamation or libel), or common law claim; any claim that was or could have been asserted in the Lawsuits; and any claim for costs, fees, or other expenses including attorney’s fees incurred in such matters.

9.
THE EDC PARTIES’ RELEASE – The EDC Parties and each of their respective direct or indirect divisions, affiliates, parents, subsidiaries, operating companies, and insurers, and the respective officers, directors, employees, agents and affiliates of each of those aforementioned entities in their individual and corporate capacities as applicable, and the predecessors, successors and assigns of all of the aforementioned parties, in each case to the extent that any of the EDC Parties are able to exercise control over such entities (collectively the “EDC Releasing Parties”) hereby release and forever discharge Klinger and his immediate family members and his agents (collectively the “Klinger Released Parties”) from any and all causes of action, lawsuits, proceedings, complaints, charges, debts, contracts, judgments, damages, claims, obligations, or liabilities of any kind (including, without limitation, those set forth in the following sentence) against the Klinger Released Parties, whether known or unknown, which the EDC Releasing Parties ever had, now have, or may have in the future (except as otherwise specifically stated in this Agreement), due to any matter whatsoever, including, without limitation, relating to Klinger’s employment, any employment contract among Klinger and any of the EDC Released Parties, the resignation of Klinger’s employment from the EDC Released Parties, the termination of Klinger’s employment with the EDC Released Parties, and or any statements or communications previously made by the Klinger Released Parties (collectively, the “EDC Released Claims”).  The EDC Released Claims include, but are not limited to: claims for attorneys’ or court fees; claims sounding in contract or implied contract; claims sounding in tort; claims arising under common law, civil law, equity, or federal, state, or local statutes or ordinances, including, but limited to, ERISA; any public policy, contract, tort (including without limitation defamation or libel), or common law claim; any claim that was or could have been asserted in the Lawsuits; and any claim for costs, fees, or other expenses including attorney’s fees incurred in such matters.

10.
COVENANT NOT TO SUE – Klinger agrees not to file or initiate a lawsuit in any court or initiate an arbitration proceeding asserting any of the Klinger Released Claims against any of the EDC Released Parties.  Klinger further agrees that he will not permit himself to be a member of any class in any court or in any arbitration proceeding seeking relief against the EDC Released Parties based on claims released by this Agreement or assist any other parties in any claims of any nature, including without limitation claims of the same nature as those released by Klinger pursuant to this Agreement, that such parties may have against the EDC Released Parties, and that even if a court or arbitrator rules that he may not waive a claim released by this Agreement, he will not accept or be entitled to any money damages or other relief in connection with any other action or proceeding asserting any of the EDC Released Claims against any of the EDC Released Parties.  Klinger agrees to reimburse the EDC Parties for any legal fees that the EDC Parties incur as a result of any breach of this paragraph by Klinger.  The EDC Parties agree not to file or initiate a lawsuit in any court or initiate an arbitration proceeding asserting any of the EDC Released Claims against any of the Klinger Released Parties or assist any other parties in any claims of any nature, including without limitation claims of the same nature as those released by the EDC Parties pursuant to this Agreement, that such parties may have against the Klinger Released Parties.  The EDC Parties agree to reimburse Klinger for any legal fees that Klinger incurs as a result of any breach of this paragraph by the EDC Parties.

11.
CONFIDENTIALITY - Klinger certifies that he has returned to the EDC Companies any and all confidential and/or proprietary information and all other materials, documents or property belonging to the EDC Companies, including without limitation manuals, keys, equipment, identification cards and access cards belonging to the EDC Companies (together, the “EDC Confidential Information”), and (ii) not retained any copies of any EDC Confidential Information. For purposes of this Agreement, “EDC Confidential Information” does not include information or documents that are publicly filed or otherwise generally available to the public.  DeLaney and DeLaney LLC shall destroy all EDC Confidential Information in its possession, except to the extent DeLaney and Delaney LLC are reasonably required to keep any EDC Confidential Information in order to comply with its malpractice insurance requirements, which information shall be kept strictly confidential and not shared with any other parties except to the extent required by law.  Employee acknowledges and remains bound by any confidentiality agreements or obligations applying to Employee pursuant to any agreement of policy of the Company applicable to Employee.

12.
RELEASE OF RESTRICTIONS ON EMPLOYMENT – The EDC Companies release Klinger from any and all restrictions on Klinger’s future employment, including without limitation any non-competition provisions arising from the sale of certain assets of Entertainment Distribution Company (USA) to Sony DADC U.S. Inc.

13.
NONADMISSION OF WRONGDOING – Klinger and the EDC Parties agree this Agreement does not constitute an admission by the EDC Parties or Klinger of any of the matters alleged in the Lawsuits or of any violation by the EDC Parties or Klinger of any federal, state or local law, ordinance or regulation, or of any violation of any policy or procedure, or of any liability or wrongdoing whatsoever.  Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of liability or wrongdoing by Klinger or the EDC Released Parties.  This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

14.
WAIVER OF DAMAGES – Nothing herein is intended to or shall interfere with Klinger’s right to participate in a proceeding with any appropriate federal, state or local government agency enforcing federal or state discrimination laws and/or cooperating with said agency in its investigation.  Klinger, however, shall not be entitled to receive any relief, recovery or monies in connection with any complaint or charge brought against any of the EDC Released Parties, without regard as to who brought any such complaint or charge.

15.	GOVERNING LAW – This Agreement shall be governed by and performed in accordance with the laws of the State of Indiana without regard to its conflict of laws provision.

16.	COUNTERPARTS – This Agreement may be executed in counterparts and each counterpart will be deemed an original.

17.	REVIEW OF AGREEMENT – Klinger understands and acknowledges that he has been provided a reasonable period within which to consider this Agreement and to review it with an attorney of his choosing.

18.	SECTION HEADINGS – Section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning of any provision herein.

19.
SEVERABILITY – Should any term or provision of this Agreement be declared illegal, invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

20.
ENTIRE AGREEMENT - This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior and/or supplemental understandings, whether written or oral, between the Parties concerning the subject matter of this Agreement, including, without limitation, the employment agreement dated October 3, 2008 between certain of the EDC Companies and Klinger.  Klinger acknowledges that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, except for the representations, promises and agreements herein.  Any modification to this Agreement must be in writing and signed by Klinger and the EDC Parties.

IN WITNESS WHEREOF, the parties knowingly and voluntarily executed this Agreement and General Release as of the date set forth below.

MICHAEL W. KLINGER	EDCI HOLDINGS, INC.
ENTERTAINMENT DISTRIBUTION COMPANY, INC.
ENTERTAINMENT DISTRIBUTION COMPANY, LLC
ENTERTAINMENT DISTRIBUTION COMPANY (USA), LLC

BY:   /s/ Michael W. Klinger                     BY: /s/ Clarke H. Bailey
 MICHAEL W. KLINGER
                  TITLE: Chairman & Chief Executive Officer

DATE:   12-16-09                                    DATE:   12-16-09

ROBERT L. CHAPMAN, JR.

BY: /s/ Robert L. Chapman, Jr.
ROBERT L. CHAPMAN, JR.

DATE:  12-16-09

APPROVED AS TO FORM:

DeLaney & DeLaney LLC

By: /s/ Kathleen A. DeLaney
Kathleen A. DeLaney, #18604-49
Christopher S. Stake, #27356-53
3646 North Washington Blvd.
Indianapolis, IN  46205
Telephone:  317-920-0400
Attorneys for Michael W. Klinger

Ogletree, Deakins, Nash, Smoak & Stewart, P.C.

By: /s/ Steven F. Pockrass
Steven F. Pockrass, #18836-49
Brian L. McDermott, # 16788-32
111 Monument Circle, Suite 4600
Indianapolis, IN  46204
Telephone:  317-916-1300
Attorneys for EDCI Holdings, Inc., Entertainment Distribution Company, Inc., Entertainment Distribution Company, LLC, Entertainment Distribution Company (USA), LLC  and Robert L. Chapman, Jr.

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